Exhibit 4.2

NUMBER	SHARES

[SYMBOL]
Pacific Restaurant Holdings, Inc. Incorporated Under the Laws of the State of Delaware COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

This Certifies that_______________________________________________________________________________

is the owner of__________________________________________________________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.001 EACH OF THE
COMMON STOCK OF

Pacific Restaurant Holdings, Inc.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:	PACIFIC RESTAURANT HOLDINGS, INC. CORPORATE SEAL DELAWARE
___________________ President		___________________ Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		Custodian
	_______ (Cust)		_______ (Minor)
	Under Uniform Gifts to Minors Act ________________________________			(State)

Additional Abbreviations may also be used though not in the above list.

PACIFIC RESTAURANT HOLDINGS, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Common Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received, _________________________________________________ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer the said shares of Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the holder seeks to convert his respective shares into cash upon an initial transaction which he voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

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